UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2009 (September 4, 2009)

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Effective September 4, 2009, the Board of Directors of Accuray Incorporated filled two vacant seats with the appointment of Mr. Louis J. Lavigne, Jr. and Mr. Dennis L. Winger as members of the company’s Board of Directors.   Mr. Lavigne and Mr. Winger are independent directors within the meaning of the rules of the Nasdaq Stock Market.  Mr. Lavigne and Mr. Winger will serve as Class II members of the Board of Directors and will stand for election at the company’s 2011 annual meeting of stockholders.

Mr. Lavigne is currently an independent consultant specializing in the areas of corporate finance, accounting and strategy.  From 1983 to 2005, Mr. Lavigne served in the following positions with Genentech, Inc.: 1983-1986, Controller; 1986-1988, Vice President; 1988-1994, Chief Financial Officer; 1994-1997, Senior Vice President; 1997-2003, Executive Vice President; and 2003-2005, Executive Vice President/Chief Financial Officer.  Mr. Lavigne also serves on the boards of directors of Allergan, Inc. and BMC Software, Inc.

Mr. Winger most recently served as Senior Vice President and Chief Financial Officer with Applied Biosystems, Inc. from 1997 to 2008.  Prior to that, from 1989 to 1997, he was the Senior Vice President, Finance and Administration and Chief Financial Officer of Chiron Corporation. Mr. Winger also serves on the boards of directors of Cell Genesys, Inc., Cephalon, Inc. and Vertex Pharmaceuticals.

It is expected that Mr. Lavigne will serve on the Audit Committee of the Board of Directors and Mr. Winger will serve on the Compensation Committee of the Board of the Directors.  Either one or both of them may also serve on the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Lavigne and Mr. Winger will receive the same cash and equity compensation for their service on the Board of Directors and board committees, as is currently paid to all non-employee members of Accuray’s Board of Directors.  A description of the compensation for non–employee directors is in Accuray’s proxy statement for the 2008 annual meeting of stockholders and was unchanged in fiscal 2009.

There are no arrangements or understandings between either Mr. Lavigne or Mr. Winger and Accuray pursuant to which Mr. Lavigne or Mr. Winger were appointed as directors.  In addition, Accuray is not aware of any related party transactions involving Accuray and either Mr. Lavigne or Mr. Winger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: September 10, 2009	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary